UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011 (May 17, 2011)
U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 297-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 17, 2011. At the Annual Meeting, the Company’s stockholders approved the four proposals, two of which are non-binding, which are described in detail in the Company’s definitive proxy statement dated April 14, 2011 (“Definitive Proxy”). Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.
The results are as follows:
Proposal 1 — Election of eleven directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Daniel C. Arnold	9,631,753	219,110	1,044,288
Christopher J. Reading	9,657,545	193,318	1,044,288
Lawrance W. McAfee	8,953,089	897,774	1,044,288
Marlin W. Johnston	9,674,353	176,510	1,044,288
Mark J. Brookner	9,638,553	212,310	1,044,288
Bruce D. Broussard	9,642,001	208,862	1,044,288
Harry S. Chapman	9,743,788	107,075	1,044,288
Bernard A. Harris, Jr.	5,915,657	3,935,206	1,044,288
Jerald L. Pullins	9,746,486	104,377	1,044,288
Regg E. Swanson	9,743,788	107,075	1,044,288
Clayton K. Trier	9,747,036	103,827	1,044,288
Proposal 2 — Approval of the non-binding vote of executive compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
9,653,297	190,496	7,070	1,044,288
Proposal 3 — Non-binding vote on frequency of non-binding executive compensation votes.

			Votes	Broker
1 Year	2 Years	3 Years	Abstaining	Non-Votes
7,899,283	13,318	1,934,693	3,569	1,044,288
Based on these results and consistent with a majority of votes cast with respect to this matter, the Company’s Board of Directors has adopted a policy to hold an advisory vote on compensation of named executive officers each year.

Proposal 4 — Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011.

	Votes	Votes
Votes For	Against	Abstaining
10,885,840	2,568	6,743
With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors. With respect to the non-binding approval of executive compensation and on frequency of non-binding executive compensation, broker non-votes did not have any affect on the outcome of the vote. With respect to the approval of the Amended 2003 Plan and the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm, broker non-votes did not have any affect on the outcome of the vote.
Item 8.01 Other Events.
At the Board of Directors meeting, following the Annual Meeting, the Board of Directors of U. S. Physical Therapy, Inc. (the “Board”) elected Mr. Jerald L. Pullins as the Company’s Chairman of the Board succeeding Mr. Daniel C. Arnold. Mr. Arnold will remain a member of the Board.
Mr. Pullins has served on the Board since 2003. He is currently engaged in the development and management of private enterprises in the healthcare field. From October 2007 to the present, Mr. Pullins has been the Managing Member of SeniorCare Homes, LLC, which develops, owns and operates supervised, residential homes for senior citizens with Alzheimers, dementia and other memory impairment conditions. From 2007 to present, he has also served as Chairman of the Board of Directors of Pet Partners, LLC, a private enterprise involved in the acquisition and management of primary care, small animal veterinary hospitals.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.
Dated: May 17, 2011	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer (duly authorized officer and principal financial and accounting officer)